Exhibit 99.6

CONSENT TO BE NAMED

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Alcoa Upstream Corporation (the “Registrant”) in the Registration Statement on Form S-1 of the Registrant (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act.

/s/ James E. Nevels

Name: James E. Nevels

October 24, 2016